Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces First Quarter Fiscal Year 2023 Financial Results

Mitchel Field, NY, September 13, 2022 – Frequency Electronics, Inc. (“FEI” or the “Company”) (NASDAQ-FEIM) is reporting revenues for the first quarter ended July 31, 2022, of approximately $8.2 million compared to revenues of $13.0 million for the first quarter of fiscal 2022, ended July 31, 2021. Operating loss for the first quarter of fiscal 2023 was $3.1 million compared to an operating loss of $1.7 million for the same period of fiscal 2022. Net loss from operations was $3.1 million or ($0.33) per diluted share compared to a net loss of $1.6 million or ($0.17) per diluted share for the first quarter of fiscal year 2022.

FEI Interim President and CEO, Thomas McClelland commented, “The first quarter of fiscal 2023, continued to be challenging financially, but aggressive steps to correct things are in progress. A major leadership change was made with one month remaining in the first quarter, so the opportunity to impact the first quarter results was limited. However, since the close of the first quarter we have implemented changes which will result in a 17% reduction in labor costs for FEI-NY. These changes have been carefully planned, and designed such that no negative impact on revenue or cash generation is expected. Aggressive steps are also being taken to improve efficiency in FEI’s manufacturing, and to accelerate progress wherever possible. Finally, some of the frustrating delays which have impacted the FY-2022 and also Q1-2023 results are finally ending. A major atomic clock development program is now generating revenue after almost 8 months of government delays in getting the program started. We have much work in front of us, but are optimistic that the changes already made, as well as those anticipated over the next 3 quarters will result in a dramatic improvement in results.”

Fiscal Year 2023 Selected Financial Metrics and Other Items

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For the three months ended July 31, 2022, revenues from satellite payloads were approximately $3.5 million, or 42%, of consolidated revenues compared to $6.7 million, or 52%, for the same period of the prior year.

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For the three months ended July 31, 2022, revenues for non-space U.S. Government/DOD customers were $4.1 million, or 50%, of consolidated revenues compared to $5.5 million, or 42%, for the same period of the prior year.

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For the three months ended July 31, 2022, revenues from other commercial and industrial sales accounted for approximately $664,000, or 8%, of consolidated revenues compared to approximately $724,000, or 6%, for the same period of the prior year.

-	Net cash used in operations was $3.6 million in the first quarter of fiscal year 2023, compared to cash provided by operations of $828,000 for the same period of fiscal year 2022.

-	Backlog at July 31, 2022 was approximately $40 million, the same as at April 30, 2022.

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As discussed in the Company’s Form 10-K and most recent 10-Q, FEI has been impacted by COVID-19, inflation, supply chain issues, geo-political concerns and government delays. The Company has begun implementing changes to operations and is evaluating other facets of operations for improvements in areas that have previously affected results.

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Despite the challenges, there are some important positive indicators. As stated in previous press releases, orders originally anticipated in the last fiscal year have been delayed, but are now projected for Q2 and Q3 of FY2023. Bookings are well above plan so far this year. Furthermore, it is important to understand that most of the revenue shortfall at this point is temporary, and much will be realized within this fiscal year. The Company is committed to moving towards profitability in the near future.

Investor Conference Call

As previously announced, the Company will hold a conference call to discuss these results on Tuesday, September 13, 2022, at 4:30 PM Eastern Time. Investors and analysts may access the call by dialing 1-888-506-0062. International callers may dial 1-973-528-0011. Callers should provide participant access code: 743477 or ask for the Frequency Electronics conference call.

The archived call may be accessed by calling 1-877-481-4010 (domestic), or 1-919-882-2331 (international), for one week following the call (replay passcode: 46545. Subsequent to that, the call can be accessed via a link available on the company’s website through December 13, 2022.

About Frequency Electronics

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. Frequency has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

Frequency’s Mission Statement: “Our mission is to provide precision time and low phase noise frequency generation systems from 1 Hz to 50 GHz, for space and other challenging environments.”

Subsidiaries and Affiliates: FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF microwave products. Additional information is available on the Company’s website: www.frequencyelectronics.com

Forward-Looking Statements

The statements in this press release regarding future earnings and operations and other statements relating to the future constitute “forward-looking” statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include but are not limited to, the risks associated with health epidemics and pandemics, including the COVID-19 pandemic and similar outbreaks, such as their impact on our financial condition and results of operations and on our ability to continue manufacturing and distributing our products, and the impact of health epidemics and pandemics on general economic conditions, including any resulting recession, our inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, reliance on key customers, continued acceptance of the Company’s products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and the outcome of any litigation and arbitration proceedings. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022, filed on July 14, 2022 with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information: Dr. Thomas McClelland, Interim President and Chief Executive Officer;

      Steven Bernstein, Chief Financial Officer;

TELEPHONE: (516) 794-4500 ext.5000          WEBSITE:         www.freqelec.com

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended
	July 31,
	(unaudited)
	2022	2021
Revenues	$8,204	$12,955
Cost of Revenues	8,209	8,893
Gross Margin	(5)	4,062
Selling and Administrative	1,992	4,394
Research and Development	1,110	1,355
Operating Loss	(3,107)	(1,687)
Interest and Other, Net	(9)	113
Loss before Income Taxes	(3,116)	(1,574)
Provision for Income Taxes	1	1
Net Loss	$(3,117)	$(1,575)

Net loss per share: Basic and diluted loss per share	$(0.33)	$(0.17)

Weighted Average Shares Outstanding Basic and Diluted	9,308	9,320

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2022	April 30, 2022
	(unaudited)
ASSETS
Cash & Marketable Securities	$17,467	$21,525
Accounts Receivable, net	3,819	4,291
Contract Assets	11,750	9,977
Inventories, net	19,752	19,906
Other Current Assets	1,614	1,431
Property, Plant & Equipment, net	8,456	8,564
Other Assets	11,520	11,381
Right-of-Use Assets – Operating Leases	8,455	8,805
	$82,833	$85,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Lease Liability - current	1,750	1,744
Contract Liabilities	$12,837	$12,218
Other Current Liabilities	8,911	9,019
Other Long-term Obligations	8,661	8,858
Operating Lease Liability – non-current	6,992	7,353
Stockholders’ Equity	43,682	46,688
	$82,833	$85,880